Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

AON PLC

AON GLOBAL LIMITED

AON GLOBAL HOLDINGS PLC

AON CORPORATION

AON NORTH AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (2)(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Guarantees (2)(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Class A Ordinary Shares US$0.01 nominal value (2)(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Preference Shares US$0.01 nominal value (2)(5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Share Purchase Contracts (2)(6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Share Purchase Units (2)(6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	N/A	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	N/A	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Aon plc is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.

(2)

This registration statement covers an indeterminate number of debt securities, Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(3)

Debt securities may be issued by Aon Global Holdings plc, Aon Corporation or Aon North America, Inc., or co-issued by any combination of Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. Debt securities issued or co-issued by Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. may be guaranteed by Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and/or Aon North America, Inc. to the extent not acting as co-issuer.

(4)

An indeterminate number of Class A ordinary shares of Aon plc are covered by this registration statement. Class A ordinary shares may be issued separately or upon the conversion of either the debt securities or the preference shares, each of which are registered hereby. Class A ordinary shares issued upon conversion of the debt securities or the preference shares will be issued without the payment of additional consideration.

(5)	An indeterminate number of preference shares of Aon plc are covered by this registration statement.
(6)

An indeterminate number of share purchase contracts and share purchase units of Aon plc, each representing the obligation to purchase an indeterminate number of Class A ordinary shares of Aon plc, which are registered hereby, are covered by this registration statement.